RUSSEL METALS INC.
PROXY
Annual and Special Meeting of Shareholders
to be held on Monday, April 26, 2004

     The undersigned shareholder of Russel Metals Inc. (the “Company”) hereby appoints Anthony F. Griffiths, the Chairman of the Board of the Company, or failing him, Edward M. Siegel, Jr., the President and Chief Executive Officer of the Company, or instead of either of the foregoing, __________________________________________________________, as the nominee of the undersigned to attend and to act for and on behalf of the undersigned at the annual and special meeting of the shareholders of the Company to be held on Monday, April 26, 2004, and at any postponement or adjournment thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such postponement or adjournment thereof and, without limiting the generality of the power hereby conferred, the nominees named above are specifically directed to vote as indicated below:

1.	VOTE FOR ☐ OR VOTE AGAINST ☐ the special resolution to amend the articles of the Company to adopt the French form of name, “Métaux Russel Inc.”.

2.	VOTE FOR ☐ OR VOTE AGAINST ☐ the special resolution to amend the articles of the Company to enable the directors of the Company to appoint one or more additional directors of the Company between meetings of shareholders;

3.	VOTE FOR ☐ OR VOTE AGAINST ☐ the ordinary resolution confirming By-Law 1 of the Company, being a by-law relating generally to the conduct of the affairs of the Company and repealing and replacing all other by-laws of the Company, with the exception of By-Law No. 58.

4.	VOTE ☐ OR WITHHOLD FROM VOTING ☐ in the election of directors of the Company;

5.	VOTE ☐ OR WITHHOLD FROM VOTING ☐ in the appointment of auditors of the Company and authorizing the directors to fix their remuneration; and

6.	To vote at the discretion of the proxy nominee on any amendments to the foregoing and on such other business as may properly come before the meeting or any postponement or adjournment thereof.

     This proxy is solicited on behalf of the Management of the Company. Shareholders have the right to appoint a person to represent them at the meeting other than nominees designated above and may exercise such right by inserting the name of their nominee in the blank space provided above for that purpose. Proxies to be used at the meeting must be deposited with the Company or with CIBC Mellon Trust Company not less than 24 hours preceding the meeting or any postponement or adjournment thereof.

     DATED the__________ day of___________________________________________ , 2004.

(Signature of Shareholder)

Name of Shareholder
(Please Print)

NOTES:

1.	This proxy form must be signed by the shareholder or the shareholder’s attorney authorized in writing, or, if the shareholder is a corporation, under its seal or by an officer or attorney thereof duly authorized.

2.	Please fill in the date on which you sign the proxy form in the space indicated on the proxy form. If the date is not filled in, this proxy form shall be deemed to be dated on the date it is mailed to you.